EXHIBIT 23.2




                     Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Employee Stock Purchase Plan of BGS Systems, Inc. of our report dated March 15, 1995, with respect to the consolidated financial statements of BGS Systems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                              ERNST & YOUNG LLP

Boston, Massachusetts
June 28, 1995